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                                 SUNSOURCE INC.
                          1998 EQUITY COMPENSATION PLAN

                             RESTRICTED STOCK GRANT


This RESTRICTED STOCK GRANT, dated as of January 26, 2000, is delivered by SunSource Inc. (the "Company"), to Maurice P. Andrien (the "Grantee").

                                    RECITALS

         A. The SunSource Inc. Equity Compensation Plan (the "Plan") provides for the grant of restricted stock in accordance with the terms and conditions of the Plan.

         B. On January 26, 2000 the committee established under the terms of the Plan (the "Committee") approved a restructuring of Grantee's equity compensation grants whereby the number of shares covered by a previous option grant shall be reduced to 50,000 and the Grantee shall receive a new grant of 100,000 restricted shares under the Plan.

         C. The Plan is administered and interpreted by the Committee.

         NOW, THEREFORE, the parties to this agreement, intending to be legally bound hereby, agree as follows:

         1. Restricted Stock Grant. The Company hereby grants the Grantee 100,000 shares of common stock of the Company effective January 26, 2000 (the "Date of Grant"), subject to the restrictions set forth below and in the Plan ("Restricted Stock"). Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to this Agreement and the Plan. This grant is contingent upon the Grantee executing the Amendment to Nonqualified Stock Option Grant of even date.

         2. Vesting of Restricted Stock.

         (a) The restrictions described in Section 2(b) and Section 3 shall lapse with respect to the Restricted Stock as follows, provided, that the Grantee has a Company Relationship from the Date of Grant until the respective date set forth below:

             (i) 33,333 shares of Restricted Stock shall become vested on July 26, 2000 (six months from the date of grant);

             (ii) 33,333 shares of Restricted Stock shall become vested on the earlier of either: (A) the last day of the continuous thirty calendar day period during which the closing price for the Company's stock is at least $9.00 per share, or (B) January 26, 2003 (three years from the date of grant); and

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             (iii) 33,334 shares of Restricted Stock shall become vested on the earlier of either (A) the last day of the continuous thirty calendar day period during which the closing price for the Company's stock is at least $15.00 per share, or (B) January 26, 2003 (three years from the date of grant).

The vesting of the Restricted Stock shall be cumulative.

         (b) If the Grantee voluntarily terminates employment or is involuntarily terminated for "Cause," as defined in the Plan, before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited and must be immediately returned to the Company. The Committee shall accelerate vesting of the Restricted Shares if the Grantee terminates employment on account of death, disability (as defined under the Company's long-term disability plan then in effect), approved retirement, or involuntary termination without Cause.

         (c) For purposes of this Agreement, "Company Relationship" means employment as an employee of, or the provision of services to, the Company or a subsidiary.

         3. Nonassignability of Rights. During the period before the shares of Restricted Stock vest (the "Restriction Period"), the non-vested Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee. Any attempt to assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null and void and without effect.

         4. Issuance of Certificates.

         (a) Stock certificates representing the Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non-certificated shares until the Restricted Stock vests. During the Restriction Period, the Grantee shall receive any cash dividends with respect to the shares of Restricted Stock, may vote the shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

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         (b) When the Grantee obtains a vested right to shares of Restricted
Stock, a certificate representing the vested shares shall be issued to the Grantee, free of the restrictions under Sections 2 and 3 of this Agreement.

         5. Change of Control. In the event of a Change of Control, all restrictions relating to the Restricted Stock shall lapse unless the Committee determines that lapse of the restrictions may result in the loss of pooling of interests accounting treatment or may result in triggering "excess parachute payments" pursuant to Section 13(e) of the Plan.

         6. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. Notwithstanding the foregoing, to the extent the Committee has discretion under the Plan, such discretion shall not be exercised in a manner that is inconsistent with the terms of an employment agreement between the Company and the Grantee ("Employment Agreement").

         7. Withholding. The Grantee shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any income and other payroll withholding taxes that the Company is required to withhold with respect to the grant or vesting of the Restricted Stock.

         8. No Employment or Other Rights. This grant shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee?s employment or service pursuant to the Employment Agreement.

         9. Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee?s consent.

         10. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

         11. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Vice President - Finance at SunSource Inc., 3000 One Logan Square, Philadelphia, PA 19103, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant Instrument as evidence of the Restricted Stock Grant referenced herein, and the Grantee has executed this grant instrument to evidence acceptance of such Restricted Stock grant on the terms and conditions specified herein, all effective as of the Date of Grant.


                                              SUNSOURCE INC.



                                              By:____________________________



                                              Accepted:______________________
                                                       Grantee



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